UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 30, 2025, the Board of Directors of MIRA Pharmaceuticals, Inc. (“MIRA” or the “Company”) unanimously approved a definitive agreement to acquire SKNY Pharmaceuticals, Inc. (“SKNY”), a privately held biotechnology company developing therapies targeting obesity and nicotine dependence. The acquisition follows the completion of independent third-party valuations conducted by Moore Financial Consulting, which assigned SKNY an enterprise value of approximately $30.5 million and MIRA an enterprise value of approximately $30 million.

As part of the transaction, SKNY shall contribute an amount of assets or cash (or a combination of the two) totaling $5,000,000 to MIRA at closing, with no contingencies. This capital infusion is expected to enhance MIRA’s balance sheet and support future development initiatives.

The combined enterprise value of over $60 million creates a stronger, more diversified platform positioned to address multiple high-value markets with significant unmet need. The Company believes this transaction strengthens its strategic position by integrating complementary assets, expanding its pipeline, and enhancing long-term shareholder value.

MIRA is preparing to file a preliminary proxy statement on Form 14A with the U.S. Securities and Exchange Commission (SEC) to seek shareholder approval of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated: May 8, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer